UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701
(Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
Former name, former address and former fiscal year, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 23, 2020, Tucson Electric Power Company (TEP) issued a press release related to the approved rate order described in Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.
As previously disclosed, in April 2019 TEP filed a general rate case with the Arizona Corporation Commission (ACC). As a result of work schedule disruptions arising from the COVID-19 pandemic, the timing of the rate case was delayed.
On December 22, 2020, the ACC approved new rates that will take effect on January 1, 2021.
Provisions of the rate case decision include, but are not limited to:
•a non-fuel retail revenue increase of approximately $62 million over test year retail revenues, excluding the impact of changes to depreciation rates, which are being finalized with ACC staff;
•a 7.04% return on original cost rate base of approximately $2.7 billion, which includes a cost of equity of 9.15% and an average cost of debt of 4.65%;
•a capital structure for rate making purposes of approximately 53% common equity and 47% long-term debt;
•recovery of costs of changes in generation resources, including: (i) the retirement of Navajo Generating Station and H. Wilson Sundt Generating Station (Sundt) Units 1 and 2; and (ii) the replacement generation capacity associated with the purchase of Gila River Generating Station Unit 2 and the installation of reciprocating internal combustion engine units at Sundt;
•a tax expense adjustor mechanism that will be updated for income tax changes that materially affect TEP’s authorized revenue requirement; and
•a transmission cost adjustor mechanism, updated annually, allowing TEP to recover changes in transmission costs approved by the Federal Energy Regulatory Commission.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	TEP press release dated December 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: December 23, 2020	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)